Exhibit 6.15

NEITHER THIS WARRANT NOR THE COMMON STOCK THAT MAY BE ACQUIRED UPON THE EXERCISE HEREOF (“WARRANT SHARES”) HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT UNDER WHICH IT WAS ISSUED SETS FORTH THE COMPANY’S OBLIGATIONS TO REGISTER THE RESALE OF THE WARRANT AND WARRANT SHARES. THIS WARRANT ALSO CONTAINS CERTAIN RESTRICTIONS REGARDING THE TRANSFER OF THIS WARRANT AND/OR THE WARRANT SHARES.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

CLASS W WARRANT FOR THE PURCHASE OF

SHARES OF CLASS A COMMON STOCK

No. _____

Chicken Soup for the Soul Entertainment, Inc. a Delaware corporation (“Company”), hereby certifies that for value received, Trema, LLC, or his, her or its registered assigns (“Registered Holder” or “Holder”), with a principal address of at 21 Hedgerow Lane, Greenwich, Connecticut 06831, is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time commencing on the date hereof (the “Effective Date”) and terminating at 5:00 p.m., New York City time on June 30, 2021, 17,500 shares of Class A common stock of the Company (“Common Stock”), at an exercise price equal to $7.50 per share.

The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

This Warrant is issued pursuant to the terms of an amendment, dated as of December 12, 2016, to a secured revolving line of credit promissory note made by the Company as of May 12, 2016 (“Credit Line Note”).

1.             Exercise.

(a)           This Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise, subject to the cashless exercise provisions set forth in Section 2.3(b) of this Warrant.

(b)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above, if so surrendered prior to 5:00 p.m., New York City time, or if surrendered after 5:00 p.m., New York City time, as of the next business day. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c), below, shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           Unless exercising this Warrant in its entirety (or the then existing remainder of this Warrant in its entirety), exercises hereunder shall be only in full share increments. Within five (5) business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof (including the requirement that there be a registration statement then in effect with respect to transfers or an exemption therefrom), to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)            a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise (and, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof), and

(ii)          in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

2.             Adjustments; Conversions.

2.1           Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(i)            Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

(ii)          Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

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(iii)         Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(iv)          Price Reduction; Exercise Period Extension. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in its sole discretion may reduce the Exercise Price or extend the period during which this Warrant is exercisable.

(v)           No Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

2.2           Replacement of Shares Upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event.

2.3           Restrictions on Transfers; Lock-Up; Cashless Exercise.

(a)           The Registered Holder hereby agrees that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant shall not be transferrable except for Permitted Transfers (made in further accordance with Section 4 below). “Permitted Transfers” mean transfers of this Warrant or the Warrant Shares (a) to affiliates of the Registered Holder provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein, (b) during the Registered Holder’s lifetime or on the Registered Holder’s death, by gift, will or intestate succession, or by judicial decree, provided, that the transferee agrees to be bound in writing by the transfer restrictions set forth herein or (c) made by the Registered Holder in private or market sales following the end of the Lock-Up Period. The “Lock-Up Period” means the period from the date of consummation of the offering in which this Warrant was issued through and including the 90th day after the date shares of the Company’s Common Stock are first traded, listed or quoted on a U.S. trading market or electronic exchange; provided, that the applicable underwriter or placement agent may shorten or waive this lock-up at its sole discretion. Notwithstanding anything to the contrary, if this Warrant or the Warrant Shares or any portion thereof are included for resale in a Regulation A offering by the Company, as described in the Subscription/Registration Rights Agreement pursuant to which this Warrant was issued, the portion of same so included in the Regulation A offering shall not be subject to lock-up.

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(b)           Notwithstanding anything contained herein to the contrary, if (i) at the time of a call by the Company of this Warrant under Section 5 hereof, (ii) at any time the Common Stock is traded, listed or quoted on a U.S. trading market or electronic exchange or (iii) after January 31, 2018, a registration statement covering the Warrant Shares that are the subject of a Notice of Exercise hereunder (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares to the public, the holder of this Warrant may, in its sole discretion, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number = [(A x B) - (A x C)] / B

For purposes of the foregoing formula:

A= the total number of shares with respect to which the Warrant is then being exercised.

B= the arithmetic average of the last sale price of the shares of Common Stock for the five (5) consecutive trading days ending on the date immediately preceding the date of the Notice of Exercise, as reported by the principal market or exchange on which the common stock is traded, listed or quoted..

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

2.4          Notice of Adjustment or Conversion. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, or a conversion of the Warrant or any other material change, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating, in the case of an adjustment, the adjusted Exercise Price and the adjusted number of Warrant Shares, or in the case of a conversion, reasonably detailed instruction on how to surrender this Warrant, and setting forth such other detail as the Company reasonably deems appropriate.

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3.             Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the last sale price of the Company’s Common Stock on the over-the-counter market or on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of the Company’s Common Stock as shall be reasonably determined by the Board of Directors of the Company.

4.             Limitation on Sales. Further to the restrictions set forth in Section 2.3, above, each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a covenant at the time of such exercise that it is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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The Warrant Shares shall also bear the following legend:

The securities represented by this certificate are subject to restrictions contained in a subscription/REGISTRATION RIGHTS agreement, a copy of which is on file with the Company.

5.             Call Right. If the Common Stock is traded, listed or quoted on any U.S. market or electronic exchange, and the closing per-share sales price of the Common Stock for any twenty (20) trading days during a consecutive thirty (30) trading days period (the “Measurement Period”) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like as provided in this Warrant), then the Company may, within three (3) trading days of the end of such Measurement Period, call for the cancellation of all or any portion of this Warrant, and the other Class W Warrants then outstanding for consideration equal to $.01 per Warrant. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. (New York City time) on the fifth (5th) Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 5:00 p.m. (New York City time) on the Call Date. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 5:00 p.m. (New York City time) on the Call Date, (2) a registration statement shall be effective as to the Warrant Shares underlying the unexercised portion of the Warrant subject to the Call Notice, and the prospectus thereunder shall be available, for the resale of such Warrant Shares to the public (and the Company has no reason to believe that the use of such prospectus will be suspended or otherwise unavailable for a period of thirty (30) days from such Call Date) or there otherwise exists an exemption from such registration that permits the resale of such Warrant Shares without volume limitations, and (3) there is a sufficient number of authorized shares of Common Stock for issuance of the Warrant Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be permitted to make a call of this Warrant prior to January 31, 2018.

6.             Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, that number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7.             Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

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8.             Transfers, etc.

(a)          The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

(b)           Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9.             No Rights as Stockholder. Except as otherwise provided herein, until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.           Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of the Registered Holder and all the Registered Holder’s successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

11.           Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12.           Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.           Governing Law. This Warrant shall be governed and construed in accordance with the internal law of the State of Delaware without giving effect to choice of law principles. The Company and each other party liable herefor, in any litigation in which Holder shall be an adverse party, waives trial by jury, waives the right to claim that the forum or venue specified herein is an inconvenient forum or venue and waives the right to interpose any setoff, deduction or counterclaim of any nature or description, and irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and each party further agrees to accept and acknowledge service of any and all process which may be served upon it in any such suit, action or proceeding certified mail to the address as set forth on the first page of this Warrant.

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14.           Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, or if mailed, postage prepaid, by certified mail, return receipt requested, or by electronic mail transmission, as follows:

Registered Holder:

To his or her address on page 1 of this Warrant

The Company:

Chicken Soup for the Soup Entertainment, Inc.

132 E. Putnam Avenue

Floor 2W

Cos Cob, Connecticut 06807

Attn:        William J. Rouhana, Jr.

Email: wrouhana@chickensoupforthesoul.com

In either case, with copies to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq. and Brian L. Ross, Esq.

Email: dmiller@graubard.com

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

IN WITNESS WHEREOF, this Warrant has been executed and delivered on the date specified above on behalf of the Company by the duly authorized representative of the Company.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:	/s/ Scott W. Seaton
Title:	Vice Chairman

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NOTICE OF EXERCISE

To: Chicken Soup for the Soul Entertainment Inc.

(1)          The undersigned hereby elects to exercise Warrant No. (the “Warrant”) with respect to ____________ shares of Common Stock, pursuant to the terms of the Warrant, and tenders herewith or will tender within the time period specified in the Warrant payment of the exercise price in full (or has elected below to exercise the Warrant on a cashless basis), together with all applicable transfer taxes, if any. If the Warrant is being exercised in full, the Warrant is attached hereto or will be delivered within the time period specified in the Warrant.

(2)          Payment of Exercise Price:

☐	Payment shall take the form of lawful money of the United States in accordance with the terms of the Warrant.

☐	Payment shall take the form of a cashless exercise in accordance with the terms of the Warrant.

(3)          Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[SIGNATURE OF HOLDER]

Name of Holder:

Signature:

Name of Signatory (if entity):

Title of Signatory (if entity):

Date:

The undersigned hereby reaffirms the accuracy of the representations and warranties made by the undersigned as set forth in this Warrant (and the Subscription Agreement) and understands and acknowledges that the Company will rely upon the accuracy of such representations and warranties in issuing the Warrant Shares.

______________________________________

Signature

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NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name                  ________________________________________________________

(Print in Block Letters)

Address            ________________________________________________________

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Form to be used to assign Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of Chicken Soup for the Soul Entertainment, Inc. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:____________________, 20___

______________________________________

Signature

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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